Exhibit 28 (e) (2) under Form N-1A
Exhibit 1 under Item 601/Reg. S-K

EXHIBIT B

Federated Hermes ETF Trust

AUTHORIZED PARTICIPANT AGREEMENT

This Authorized Participant Agreement (this “Agreement”) is entered into by and between [State Street Bank and Trust Company] (the “Participant”) and Federated Securities Corp. (the “Distributor”), principal underwriter of the Trust and its separate series listed on Annex A hereto (each, a “Fund” and collectively, the “Funds”), as may be amended from time to time. Capitalized terms used herein and not otherwise defined have the meaning assigned to them in Section 14 of this Agreement.

WHEREAS, the Trust is registered with the SEC under the 1940 Act as an open-end management investment company;

WHEREAS, the Trust offers Shares of the Funds, each constituting individual investment portfolios that relate solely to the assets in such portfolios;

WHEREAS, each Fund is listed for trading on one or more national securities exchanges, as defined in Section 2(a)(26) of the 1940 Act, and operates as an “Exchange Traded Fund” or “ETF”;

WHEREAS, the Distributor serves as the principal underwriter of the Trust, acting on an agency basis in connection with the sale and distribution of the Shares of each Fund;

WHEREAS, [State Street Bank and Trust Company] acts as the Transfer Agent for the Trust;

WHEREAS, the Shares of each Fund may be directly purchased from or redeemed to the Trust at a price based on the NAV only by or through an entity that has entered into an Authorized Participant Agreement with the Distributor; and

WHEREAS the Distributor and the Participant intend that the Trust shall be a third party beneficiary of this Agreement and shall receive the benefits contemplated by this Agreement;

NOW THEREFORE, the parties hereto, intending to be legally bound hereby and in consideration of the premises and of the mutual agreements contained herein, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, agree as follows:

1.            ORDERS FOR PURCHASE AND REDEMPTION GENERALLY

a.                   Participant Status. In connection with each Order to purchase or redeem Shares directly with the Trust at their NAV, the Participant shall be deemed to repeat and affirm each of the covenants, representations and warranties made by Participant in Section 6 hereof.

b.                   Creation Units. Shares of a Fund may only be purchased or redeemed by a Participant directly from the Trust, through the Distributor, in aggregations constituting one or more Creation Units. The number of Shares of a Fund constituting a Creation Unit will be stated in the Fund’s Prospectus.

c.                   Authority to Transact. The Participant is authorized to purchase and redeem Creation Units only of the Funds listed on Annex A hereto. The Participant acknowledges and agrees that the Trust and/or the Distributor may amend Annex A from time to time in their sole discretion, provided that the Distributor makes reasonable efforts to provide notice to the Participant of any such amendment.

d.                   Funds May Have Different APs. The Participant acknowledges and agrees that one or more other participants may be granted the right to purchase or redeem Shares of a particular Fund and that the Funds for which Participant serves as a participant may be different than the Funds for which other participants serve as participant.

e.                   Procedures for Orders. The procedures for the placement and execution of Purchase Orders and Redemption Orders (“Procedures”) are described in the Prospectus for each Fund or in the Participant Supplement or both and, pursuant to Section 17 below, are incorporated herein by reference. The Participant agrees that all Orders shall be placed and executed in proper form, including in accordance with such Procedures. Orders received in proper form shall be processed at the NAV of the relevant Fund next determined after such Order is received, as determined by the Distributor in its sole discretion. The Participant acknowledges and agrees that different Funds may determine their NAVs at different times and may establish different Procedures, including regarding the time that Orders are placed by the Participant. The Distributor reserves the right to amend the Procedures at any time, and the Participant agrees to comply with such amended Procedures, provided that the Distributor makes commercially reasonable efforts to provide notice to the Participant of any such amendments. The Parties acknowledge and agree that amended Procedures shall not apply retroactively (i.e., to Orders submitted prior to such time as the Distributor has made commercially reasonable efforts to provide notice of the amended Procedure(s)), unless required by applicable Law.

f.                    Consent to Recording. It is contemplated that the phone lines, websites or other electronic portals used by the Distributor, the Trust, the Transfer Agent, the Participant or their Affiliated Persons with respect to any Orders may be recorded, and the Parties hereby consent to the recording of all calls and electronic transactions in respect of Orders. The Parties agree that either Party and the Transfer Agent may use such recordings in connection with any dispute or proceeding relating to this Agreement. In the event that the Distributor, the Trust, the Participant or their Affiliated Persons become legally compelled to disclose to any third party any such recordings, such disclosing Party agrees to provide each recorded Party with reasonable advance written notice identifying the recordings to be so disclosed.

g.                   Irrevocability. All Orders are irrevocable and considered final when placed by a Participant. Accordingly, the Participant acknowledges and agrees that it may not be possible to cancel or modify an Order once the Participant has placed it. Any attempt the Participant makes to modify or cancel an Order may be deemed a request to place a new Order that may modify or cancel the previous Order at the sole discretion of the Trust. The Participant shall be responsible for any and all reasonable expenses and costs incurred by the Trust in connection with any modified or cancelled Order. It is acknowledged and agreed that the Trust, and the Distributor on behalf of the Trust, has the absolute right to reject any Order (to the extent permitted by Law). It is further acknowledged and agreed that the Transfer Agent may reject any Order not received in proper form, as designated by the Trust or the Distributor. The Distributor shall notify the Participant as soon as reasonably practicable of any such rejection of an Order. It is acknowledged and agreed that notice may not be reasonably practicable until after the time the Distributor stops accepting Orders for that day. Upon rejection of an Order, the Distributor or the Transfer Agent, as applicable, will promptly return to the Participant all consideration, including Shares and any Cash Balancing Amount (in the case of a Redemption Order), and Deposit Instruments and any Cash Balancing Amount (in the case of a Purchase Order), tendered by the Participant in connection with such Order.

h.                   Prospectus and Trade Confirmation Delivery. The Participant consents to the delivery of the Prospectus, trade confirmations, annual and semi-annual and other periodic reports regarding the Funds, shareholder information and notices and all other information regarding the Funds (“Fund Information”) electronically. Accordingly, the Participant agrees to maintain an email address, software applicable for reading such documents in “PDF” format (or other equivalent format that the Funds may use from time to time) and continuous internet access, and agrees to promptly notify the Distributor if this email address changes. The Participant may, at any time, request reasonable quantities of paper copies of certain Fund Information, and the Distributor agrees to provide them promptly to the Participant. Participant shall deliver, or cause to be delivered, a copy of the Prospectus to shareholders as required by applicable Law.

2.            EXECUTION OF PURCHASE REQUESTS

a.                   Portfolio Deposit. To effect the purchase of a Creation Unit of a Fund, the Participant agrees to deliver to the Trust, on behalf of the Fund, the Deposit Instruments and/or Cash Component plus any applicable Cash Balancing Amount. The Participant understands that a Creation Unit will not be issued until the requisite Deposit Instruments, the Cash Balancing Amount (including, where applicable, cash in the amount required for a cash purchase) and the Cash Component, including applicable transaction fees, are transferred to the Trust on or before the Contractual Settlement Date for the Order. The Participant agrees that any Cash Component and any Cash Balancing Amount payable to the Fund will be made available to the Trust, on behalf of the Fund, in immediately available same day funds.

b.                   Cash in Lieu. The Trust may, in its sole discretion (except to the extent limited, if at all, by ETF Exemptive Relief), permit or require the substitution of an amount of cash to be included in any Cash Balancing Amount to replace any Deposit Instrument (“cash in lieu”).

c.                   Delivery of Collateral or Portfolio Deposit. In the event that the basket of Deposit Instruments to be delivered by the Participant in connection with any Purchase Order are missing some of the required Deposit Instruments on the Contractual Settlement Date for such Purchase Order, the Distributor, the Trust and the Transfer Agent may agree not to treat such Purchase Order as a failed trade or a failed settlement provided that the Participant, on or prior to the close of business on the Contractual Settlement Date, in anticipation of delivery of all or a portion of the requisite Deposit Instruments, delivers to the Trust, in accordance with the delivery instructions provided by the Distributor, cash collateral, free of all liens other than that in favor of the Trust, in an amount equal, under normal circumstances, to 105% of the market value of the missing Deposit Instruments, which amount, in the sole discretion of the Trust, may range between 100% and 115% of the market value of the missing Deposit Instruments (such amount, the “Collateral Amount”). The Trust may, in its discretion, require additional cash collateral to be posted if, in the sole discretion of the Trust, the Deposit Instruments to be delivered warrant an increased collateral ratio or the existing collateral is insufficient to protect the Fund from market or other risks relating to the undelivered Deposit Instrument(s). Such cash collateral shall be marked-to-the-market daily so that the amount posted is the Collateral Amount until the earlier of the acquisition of such Deposit Instruments by the Trust (a “buy-in”) or delivery of the missing Deposit Instruments by the Participant. The Fund may at any time effect a buy-in with respect to the missing Deposit Instruments and use such cash collateral to purchase the missing Deposit Instruments without further consultation with the Participant, and the Participant shall be responsible for any shortfall experienced by the Trust in effecting such buy-in as well as related transaction expenses. The Participant shall be responsible for any and all expenses and costs incurred by the Trust, including all Cash Balancing Amounts and/or Cash Components, in connection with Purchase Orders by such Participant or its Participant Client(s). The Participant understands and agrees that, in the event that either the above-described cash collateral or the Portfolio Deposit are not fully transferred to the Trust by the time specified, a Purchase Order may be cancelled and the Participant will be solely responsible for any and all expenses and costs incurred by the Trust, on behalf of the applicable Fund, in connection with the cancelled Purchase Order. The Distributor will provide notice to the Participant, as soon as reasonably practicable, of any such cancellation of a Purchase Order.

d.                   Rejection of Purchase Orders. The Trust or the Distributor may reject any Purchase Order for any reason, and the Transfer Agent may reject an order not received in proper form. In addition, the Trust expect to reject a Purchase Order transmitted to it by the Distributor if: (a) the Participant, Participant Client or group thereof, upon obtaining the Creation Units of Shares of a Fund, would own eighty percent (80%) or more of the outstanding Shares of such Fund; (b) the acceptance of the Deposit Instruments would have adverse tax consequences, such as causing the Fund to no longer to meet regulated investment company status under the Code for federal tax purposes; (c) the acceptance of the Deposit Instruments would, in the opinion of the Fund, be unlawful, as in the case of a purchaser who was banned from trading in securities; (d) the acceptance of the Deposit Instruments would, in the sole discretion of the Fund or its investment adviser or sub-adviser, have an adverse effect on the Fund or on the rights of the Fund’s Beneficial Owners; or (e) there exist circumstances outside the control of the Fund that make it impracticable to process purchases of Creation Units. Further, the Trust and the Distributor reserve the right to suspend sales of Shares, to the extent permitted by applicable Law.

e.                   Instructions. Solely with respect to Orders through the CNS Clearing Process, the Participant, as a Participating Party, hereby authorizes the Trust or its designee to transmit to NSCC on behalf of the Participant such instructions, including with respect to Deposit Instruments, Shares, Cash Component and Cash Balancing Amounts, as necessary, with respect to the purchase and redemption of Creation Units, consistent with the instructions issued by the Participant to the Distributor or Transfer Agent. The Participant agrees to be bound by the terms of such instructions issued by the Distributor or Transfer Agent on behalf of the Trust and reported to the NSCC as though such instructions were issued by the Participant directly to the NSCC.

f.                    Title to Securities; Restricted Shares. The Participant represents on behalf of itself and any Participant Client that upon delivery of a portfolio of Deposit Instruments to the Custodian and/or the relevant subcustodian, the Trust will acquire good, marketable and unencumbered title to such securities or instruments, free and clear of any and all liens, restrictions, hypothecations, charges, duties imposed on the transfer of assets and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities or instruments imposed by (a) any agreement or arrangement entered into by the Participant or any Participant Client, or (b) any provision of the 1933 Act, and any regulations thereunder (except that (I) securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration and (II) securities of U.S. issuers shall not be required to have been registered under the 1933 Act if (1) exempt from such registration or (2) eligible for sale without registration pursuant to Rule 144A under the 1933 Act and such security is designated by the relevant Fund as a Deposit Instrument (a ”Rule 144A Security”)), or of the applicable laws or regulations of any other applicable jurisdiction and (c) any such securities being “restricted securities” as such term is used in Rule 144(a)(3)(i) under the 1933 Act, in the hands of the Participant immediately prior to any such delivery. This representation excludes restrictions due to the status of the Trust, any of the Funds or the Funds’ investment adviser.

g.                   Corporate Actions. With respect to any Purchase Order, the Trust, on behalf of each applicable Fund, shall return to the Participant or the Participant Client any dividend, distribution, interest or other corporate action paid to the Trust in respect of any Deposit Instrument that is transferred to the Trust that, based on the valuation of such Deposit Instrument on the Business Day on which the Trust receives and accepts the Purchase Order in proper form, should have been paid to the Participant or the Participant Client in accordance with the terms of the instrument or corporate action. Likewise, the Participant acknowledges and agrees to return to the Trust any dividend, distribution, interest or other corporate action paid to the Participant or any Participant Client in respect of any Deposit Instrument that is transferred to the Trust that, based on the valuation of such Deposit Instrument on the Business Day on which the Trust receives and accepts the Purchase Order in proper form, should have been paid to the Trust. The Trust is entitled to reduce the amount of money or other proceeds due to the Participant or Participant Client that, based on the valuation of such Deposit Instrument at the time of transfer, should be paid to the Trust, in accordance with the terms of the instrument or corporate action. If the Trust so reduces the amount of money or other proceeds due to the Participant or the Participant Client, the Participant is entitled, in turn, to retain such dividend, distribution, interest or other corporation action.

h.                   Ownership of Deposit Securities. Notwithstanding anything to the contrary contained herein, and subject to the provisions of paragraph c of this Section 2, for the purposes of the laws of the State of New York, the Participant agrees that this Agreement is a contract for the sale of the Deposit Instruments in praesenti, and that ownership of, and all attendant rights to and benefits of, the Deposit Instruments shall be vested in the Trust as of the Business Day on which the Trust receives and accepts the related Purchase Order in proper form and in accordance with the foregoing terms and procedures.

3.            EXECUTION OF REDEMPTION ORDERS

a.                   Creation Units. To effect the redemption of a Creation Unit of a Fund, the Participant agrees to deliver to the Trust, the requisite number of Shares comprising the number of Creation Units being redeemed plus any applicable Cash Balancing Amount and Cash Component. Proceeds of a redemption of a Creation Unit shall consist of Redemption Instruments and any applicable Cash Balancing Amount, less any applicable Cash Component. In the event that some or all of the Shares comprising a Creation Unit to be delivered by the Participant in connection with any Redemption Order are missing on the Contractual Settlement Date for such Redemption Order, the Distributor, the Trust and the Transfer Agent may agree not to treat such Redemption Order as a failed trade or a failed settlement provided that the Participant, on or prior to the close of business on the Contractual Settlement Date, for the benefit of a Fund in anticipation of delivery of all or a portion of the Creation Unit, delivers to the Trust, in accordance with the delivery instructions provided by the Distributor, cash collateral, free of all liens other than that in favor of the Trust, in an amount equal, under normal circumstances, to 105% of the market value of the missing Shares, which amount, in the sole discretion of the Trust, may range between 100% and 115% (“Collateral Amount”). The Trust may require additional cash collateral to be posted if, in the sole discretion of the Trust, the existing collateral is insufficient to protect the Fund from market or other risks relating to the undelivered Shares. Such cash collateral shall be marked-to-the-market daily so that the amount posted is never less than Collateral Amount until the earlier of a buy-in by the Trust or delivery of the missing Shares by the Participant. The Fund may at anytime effect a buy-in with respect to the missing Shares and use such cash collateral to purchase Shares without further consultation with Participant, and the Participant shall be responsible for any shortfall experienced by the Trust in effecting such buy-in as well as related transaction expenses. The Participant shall be responsible for any and all expenses and costs incurred by the Trust in connection with any Redemption Order by such Participant or any Participant Client(s).

b.                   Cash in Lieu. The Trust may, in its sole discretion (except to the extent limited, if at all, by ETF Exemptive Relief), permit or require the substitution of an amount of cash to be added to any Cash Balancing Amount to replace any Redemption Instrument (“cash in lieu”).

c.                   Delivery of Shares. The Participant understands and agrees that in the event Shares are not transferred to the Trust (or the Transfer Agent for the benefit of the Trust) by the time specified, a Redemption Order may be cancelled by the Trust, and the Participant will be solely responsible for all expenses and costs incurred by the Trust and the Distributor in connection with the cancelled Order. The Distributor will provide notice to the Participant, as soon as reasonably practicable, of any such cancellation of a Redemption Order.

d.                   Legal and Beneficial Ownership. The Participant represents and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Unit(s) of Shares of any Fund unless: (i) it or the Participant Client(s), as the case may be, owns outright or has full legal authority and legal right to tender for redemption the requisite number of Shares of the relevant Fund and to receive the entire proceeds of the redemption; (ii) such Shares have not been sold short, loaned or pledged to another party; and (iii) such Shares are not the subject of a repurchase agreement, securities lending agreement or any other arrangement affecting the Participant’s ability to tender the Shares for redemption and the Fund’s ability to settle the Redemption Order on the Contractual Settlement Date and to take legal or beneficial ownership of such Shares pursuant to the redemption. In the event that the Distributor and/or the Trust has reason to believe that any of the requirements in subparagraphs (i) through (iii) of this Section 3.d is not met, the Distributor and/or the Trust may require the Participant or Participant Client(s), as applicable, to deliver or execute supporting documentation in order for the Redemption Order to be in proper form. Failure to deliver or execute the requested supporting documentation may result in a Redemption Order being rejected as not in proper form.

e.                   Corporate Actions. With respect to any Redemption Order, the Participant acknowledges and agrees to return to the Trust any dividend, distribution, interest or other corporate action paid to it or a Participant Client in respect of any Redemption Instrument that is transferred to the Participant or any Participant Client that, based on the valuation of such Redemption Instrument at the time of transfer, should have been paid to the Fund. It is acknowledged and agreed that the Trust is entitled to reduce the amount of money or other proceeds due to the Participant or any Participant Client by an amount equal to any dividend, distribution, interest or other corporate action to be paid to the Participant or to the Participant Client in respect of any Redemption Instrument that is transferred to the Participant or any Participant Client that, based on the valuation of such Redemption Instrument at the time of transfer, should be paid to the Fund. Likewise, the Trust, on behalf of the applicable Fund, shall to pay to the Participant or any Participant Client any dividend, distribution, interest or other corporate action paid to it in respect of any Share that is transferred to the Trust, on behalf of the applicable Fund, that, based on the valuation of such Share at the time of transfer, should have been paid to the Participant or the Participant Client.

f.                    Cash Balancing Amount and Cash Component. In situations where a Cash Balancing Amount and/or a Cash Component will be applied to a Redemption Order, the Participant hereby agrees that it will make available or transfer cash in an amount equal to the Cash Balancing Amount and/or Cash Component, as applicable. Computation of this amount shall exclude any stamp tax or duty, sales or use tax, recording tax, value added tax and other similar governmental charges, fees and expenses payable upon the transfer of beneficial ownership of the Redemption Instruments or the Shares (regardless of whether such stamp tax or similar fee is imposed by law on the Fund so that such deduction reflects a reimbursement of the Fund). Nonetheless, payment of stamp tax or duties, transfer tax, sales or use tax, recording tax, value added tax and similar governmental charges, taxes, fees and expenses payable upon transfer of beneficial ownership of the Redemption Instruments or the Shares shall be the sole responsibility of the Participant and not of the Trust; accordingly, to the extent that the Trust, Fund, Distributor or their agents are required by Law to pay any such tax or charge, the Participant agrees promptly to indemnify the Trust or the Distributor, as applicable, for any such payment, together with any applicable penalties, additions to tax or interest thereon. This Section 3(f) shall survive termination of this Agreement. The Participant hereby agrees to ensure that the Cash Balancing Amount and/or Cash Component will be received by the Trust in immediately available same day funds on or before the Contractual Settlement Date as may be designated by the Trust.

4.            BENEFICIAL OWNERSHIP LIMITATION

The Participant represents, warrants and covenants to the Distributor, the Transfer Agent and the Trust that:

a.                   immediately after each acquisition of Shares by the Participant pursuant to this Agreement (based upon the number of outstanding Shares of such Fund made publicly available by the Trust) either: (i) it does not hold for its account or for the account of any Beneficial Owner of Shares of the relevant Fund, including, without limitation, the account of any Participant Client for which the Participant is acting in respect of such Purchase Order, eighty percent (80%) or more of the outstanding Shares of such relevant Fund or (ii) if it does hold for its account or the account of any Beneficial Owner, eighty percent (80%) or more of the outstanding Shares of the relevant Fund, that such a circumstance would not result in the Fund acquiring a basis in the portfolio of Deposit Instruments transferred to the Fund with respect to a Purchase Order in such Fund different from the fair market value of such Deposit Instruments on the date of such Purchase Order. This representation and warranty shall be deemed repeated with respect to each Order. The Trust and the Transfer Agent and Distributor shall have the right to require information from the Participant regarding Share ownership of each Fund, and to rely thereon to the extent necessary to make a determination regarding ownership of eighty percent (80%) or more of the currently outstanding Shares of any Fund by a Beneficial Owner, including ownership by the Participant or its Participant Client(s) in a circumstance that would not result in the Fund acquiring a basis in the Deposit Instruments that is different from the fair market value of such Deposit Instruments on the date of such Purchase Order as a condition to the acceptance of a deposit of Deposit Instruments.

b.                   immediately after each acquisition of a Rule 144A Security by the Participant pursuant to this Agreement, it or any Beneficial Owner of the Rule 144A Security will be a “qualified institutional buyer” as defined in Rule 144A under the 1933 Act.

c.                   it has established an anti-money laundering program (“AML Program”) that, at a minimum, (i) designates a compliance officer to administer and oversee the AML Program, (ii) provides ongoing employee training, (iii) includes an independent audit function to test the effectiveness of the AML Program, (iv) establishes internal policies, procedures, and controls that are tailored to its particular business, (v) includes a customer identification program consistent with the rules under Section 326 of the USA Patriot Act, (vi) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, (vii) provides for screening all new and existing customers against reports and suspicious activity reports, (viii) provides for screening all new and existing customers against the U.S. trade and economic sanctions programs administered by the U.S. Department of the Treasury’s Office of Foreign Asset Control and against any other government list that is or becomes required under the USA Patriot Act, and (ix) allows for appropriate regulators to examine its anti-money laundering books and records. The Participant agrees that, throughout the term of this Agreement, it will maintain the AML Program in substantial conformity with this Section 4.c, and any change to this representation shall result in the automatic termination of this Agreement; further, Participant shall give prompt notice to the Distributor, Transfer Agent and the Trust of such change.

5.            AUTHORIZED PERSONS

a.                   Phone Orders and Website Orders. Except as otherwise provided herein, Orders shall be placed by the Participant in accordance with the Procedures currently in effect.

b.                   Certification. Concurrently with the execution of this Agreement and as requested from time to time by the Trust and/or the Distributor but no less frequently than annually, the Participant shall deliver to the Distributor and the Trust, with copies to the Transfer Agent, a certificate (the form of which is set out in Annex B) signed by the Participant’s Secretary or other duly authorized official setting out the names, titles, signatures, e-mail addresses and telephone and facsimile numbers of all Authorized Persons. Such certificate may be accepted and relied upon by the Distributor, the Transfer Agent and the Trust as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Transfer Agent, Distributor and the Trust of a superseding or amended certificate bearing a subsequent date. It shall be the responsibility of the Participant to ensure that each of the Transfer Agent and Distributor has a current list of all Authorized Persons. Upon the termination or revocation of authority of an Authorized Person by the Participant, the Participant shall give prompt written notice of such fact to the Distributor and the Transfer Agent, and such notice shall be effective upon receipt by the Distributor and the Transfer Agent.

c.                   PIN Numbers. The Transfer Agent shall issue to each Authorized Person a unique personal identification number (“PIN Number”) by which such Authorized Person of the Participant shall be identified and instructions issued on behalf of the Participant shall be authenticated. The PIN Number shall be kept confidential and provided to Authorized Persons only. The Participant represents and warrants that it has (or will establish), and will maintain, safeguards and controls against the unauthorized access to and use of PIN Numbers and that such safeguards and controls are commercially reasonable and not less than equivalent to those used by the Participant to safeguard information about its own business. If for some reason an Authorized Person’s PIN Number is compromised, the Participant or such Authorized Person shall contact the Transfer Agent immediately in order for a new PIN Number to be issued. The Participant may revoke the PIN Number at any time upon written notice to the Transfer Agent with a copy to the Distributor. Upon receipt of such written request, the Transfer Agent shall promptly deactivate the PIN Number. If a PIN Number is changed, the new PIN Number will become effective on a date and time mutually agreed upon by the Participant and the Transfer Agent. Upon receipt of notice of termination of the authority of an Authorized Person from the Participant, the Transfer Agent shall deactivate the PIN Number of such Authorized Person. The Distributor and Transfer Agent shall be entitled to assume that all instructions issued using the Participant’s PIN Number have been properly placed by an Authorized Person. The Participant will immediately notify the Trust and the Distributor of any actual, probable or reasonably suspected breach of security of its systems and/or of any actual, probable or reasonably suspected unauthorized access to a PIN Number (each, a “Security Breach”) by sending notice to [insert email]. The Participant, at its sole cost, shall: (i) promptly investigate, remedy and take any other action that it or the Transfer Agent, Trust or Distributor reasonably deems necessary regarding any Security Breach and any dispute, inquiry or claim that concerns the Security Breach; and (ii) shall provide reasonable assurance to the Trust, Transfer Agent and Distributor that such Security Breach will not recur. The Participant agrees that the Distributor, Transfer Agent and Trust shall not be liable for losses incurred in connection with the use of an unauthorized PIN Number issued to the Participant and/or its Authorized Persons, unless the Participant shall have notified the Transfer Agent in writing a reasonable time prior thereto that such person is not an Authorized Person as provided above and such notification has been received by the Transfer Agent. This limitation of liability shall survive termination of this Agreement.

6.            CERTAIN REPRESENTATIONS AND WARRANTIES OF PARTICIPANT AND/OR DISTRIBUTOR

a.                   Ability to Enter Into Agreement. Each of the Participant and Distributor hereby represents and warrants that it (i) is duly organized, validly existing and in good standing under the laws of its state of organization, (ii) has the power and authority, and the legal right, to own its assets and to transact the business in which it is engaged, and (iii) has the power and authority, and the legal right, to execute, deliver and perform its obligations under this Agreement and has taken all necessary action required by its governing documents or other applicable requirements of Law to authorize the execution, delivery and performance of this Agreement. Each of the Participant and Distributor hereby represents and warrants that this Agreement, when executed and delivered by the Participant or the Distributor, as applicable, will constitute a legal, valid and binding obligation of it and be enforceable against it in accordance with the terms of the Agreement, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

b.                   Clearing Status. The Participant hereby represents and warrants that with respect to all Orders for Creation Units of any Fund, (i) it is a DTC Participant, (ii) it has the ability to transact through the CNS Clearing Process, and (iii) it has the ability to transact outside the CNS Clearing Process through such processes designated by such Fund. The Participant clears through NSCC numbers [ ] (CNS) and [ ] (DTC). Participant shall give prompt written notice to the Distributor and the Trust of any change in the status of the Participant with respect to this Section 6(b) and the Distributor shall have the right to terminate this Agreement upon such change in status.

c.                   Broker Dealer Status. The Participant hereby covenants, represents and warrants that it is (i) registered with the SEC as a broker-dealer under the 1934 Act and a member of FINRA; and (ii) registered, licensed or otherwise qualified to act as a broker or dealer in the states or other jurisdictions where it conducts its activities. The Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. The Participant further agrees to comply with all applicable Laws and the rules and regulations promulgated thereunder and with the FINRA Constitution, By-Laws and Conduct Rules, to the extent such Laws, rules and regulations relate to Participant’s Orders, offers and sales and related transactions in, and activities with respect to, the Shares, and that it will not offer or sell Shares of any Fund in any state or jurisdiction where they may not lawfully be offered and/or sold.

d.                   Foreign Status. If the Participant is offering and selling Shares of any Fund in jurisdictions outside the several states, territories and possessions of the United States, the Participant agrees to observe all applicable Law, including of the jurisdiction in which such offer and/or sale is made and the 1933 Act and the regulations promulgated thereunder, and Participant further agrees to conduct its business in accordance with FINRA Conduct Rules in connection with its transactions in, and activities with respect to, the Shares. Notwithstanding anything to the contrary herein, the Participant represents, warrants and covenants that Participant is an entity organized in the United States and all Orders will be placed within the United States.

e.                   Potential Distributor Status. The Participant understands and acknowledges that the method by which Shares will be created and traded may raise certain issues under applicable securities laws, rules and regulations. For example, because new Creation Units may be issued and sold by the Trust on an ongoing basis, at any point a “distribution,” as such term is used in the 1933 Act, may occur. Accordingly, the Participant acknowledges that some activities on its part, depending on the circumstances, may result in it being deemed to be a participant in a distribution in a manner and a statutory underwriter, subject it to the Prospectus delivery and liability provisions of the 1933 Act. The Participant further acknowledges that it may be a “dealer,” as such term is used in the 1934 Act, that is not an underwriter but is effecting transactions in Shares, whether or not participating in the distribution of Shares, and generally required to deliver a Prospectus.

f.                    Third-Party Platforms. The Participant understands, acknowledges and agrees that Orders in Shares may be effected through an electronic or other platform maintained by an affiliate of the Transfer Agent or another third-party. The Participant hereby covenants, represents and warrants that it shall abide by the terms and conditions for the use of any such platforms, including, without limitation, any limitations placed on the Participant’s use of such platforms and any confidentiality provision or security procedure associated with such platforms, in each case in accordance with the terms of the agreement governing such platforms.

g.                   No Affiliation. The Participant represents, covenants and warrants that, during the term of this Agreement, it will not be an affiliated person of a Fund, a promoter or a principal underwriter of a Fund or an affiliated person of such persons, except to the extent that the Participant may be deemed to be an affiliated person under 2(a)(3)(A) or 2(a)(3)(C) of the 1940 Act due to ownership of Shares. The Participant shall give immediate notice to the Distributor and Transfer Agent of any change to the foregoing status.

h.                   Confidential Information. The Participant acknowledges and agrees that, in connection with the negotiation of baskets of Deposit Instruments and Redemption Instruments, it and its Authorized Persons may obtain information about securities and other instruments that a Fund desires to acquire, hold and/or dispose of, and such information may not be publicly disclosed (“Confidential Information”). Accordingly, the Participant hereby represents, warrants and covenants that it and its Authorized Persons will deem such information to be material non-public information, which is subject to the Participant’s code of ethics and insider trading policy prohibitions except in connection with Orders.

7.            ROLE OF PARTICIPANT

a.                   Independent Contractor. The Participant acknowledges and agrees that for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust or the Distributor in any matter or in any respect. Nothing in this Agreement shall obligate the Participant to create or redeem one or more Creation Units of Shares or to offer or sell Shares. The Participant agrees to make itself and its employees available upon request during normal business hours to consult with a Fund or the Distributor or their designees concerning the performance of the Participant’s responsibilities under this Agreement.

b.                   Maintenance of Records. The Participant agrees to maintain records of all Orders relating to Shares made by or through it, as required by applicable Law, and to furnish copies of such records to the Trust or the Distributor upon the reasonable request of the Trust or the Distributor.

8.            MARKETING MATERIALS AND REPRESENTATIONS

a.                   The Participant represents, warrants and agrees that it will not make any representations concerning Shares other than those consistent with the Trust’s then-current Prospectus or promotional materials or sales literature furnished to the Participant by the Trust or the Distributor. The Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials), except such information and materials as may be furnished to the Participant by the Trust or the Distributor and such other information and materials as may be approved in writing by the Trust or the Distributor. The Participant understands that the Trust and the Funds will not be advertised or marketed as open-end investment companies (i.e., as mutual funds) which offer redeemable securities, and that any advertising materials will prominently disclose that the individual Shares are not redeemable units of beneficial interest in the Trust. In addition, the Participant understands that any advertising material that addresses redemptions of Shares and the Prospectus will disclose that Shares are not individually redeemable and that the owners of Shares may acquire Shares and tender Shares for redemption to the Trust in Creation Units only.

b.                   Notwithstanding anything to the contrary in this Agreement, the Participant and its affiliates may prepare and circulate in the regular course of their businesses research reports and other similar material that includes information, opinions or recommendations relating to the Shares (“Section 8.b Materials”), provided that such materials comply with applicable Law.

c.                   Participant agrees that, so long as this Agreement remains in effect, it may be identified or named as an “Authorized Participant,” or any similar designation, in any materials relating to any Fund, the Trust, including as may be necessary to meet applicable legal and/or regulatory requirements.

9.            IRREVOCABLE PROXY

a.                   Appointment of Irrevocable Proxy. The Participant, from time to time, may be a Beneficial Owner or, alternatively, only an owner of record of Shares. To the extent that it is a Beneficial Owner of Shares, the Participant does hereby irrevocably appoint the Distributor as its true and lawful attorney and proxy with full authorization and power to vote (or abstain from voting) the Participant’s beneficially owned Shares of each Fund, which the Participant is or may be entitled to vote at any meeting of a Fund held after the date this Agreement is executed, whether annual or special and whether or not a postponed or adjourned meeting, or, if applicable, to give written or electronic consent with respect thereto, and to otherwise represent the Participant at the meeting with all powers possessed by the Participant if personally present at the meeting. The Participant hereby revokes all prior proxies for such meetings, affirms that this proxy is given in connection with this Agreement and that this proxy is coupled with an interest and is valid and irrevocable during the term set forth in paragraph c of this Section 9, and ratifies and confirms all that the proxy may lawfully do or cause to be done by virtue hereof.

b.                   Powers of Attorney and Proxy. The Distributor, as attorney and proxy for the Participant under this Section 9: (i) is hereby given full power of substitution and revocation, (ii) may act through such agents, delegates, nominees or substitute attorneys and proxies as it may from time to time appoint, and (iii) may provide voting instructions to such agents, delegates, nominees or substitute attorneys and proxies in any lawful manner deemed appropriate by it, including in writing, by telephone, telex, facsimile, electronically (including through the Internet) or otherwise. The powers of the Distributor as attorney and proxy, including any agent, delegate, nominee or substitute attorney and proxy, under this Section 9 shall include (without limiting its general powers hereunder) the power to receive and waive any notice of any meeting on behalf of the Participant.

c.                   Term of Power of Attorney and Proxy. The appointment of the Distributor as attorney and proxy shall be deemed renewed each time Participant acquires Shares as a Beneficial Owner. The Distributor shall serve as an irrevocable attorney and proxy for the Participant under this Section for so long (and only so long) as this Agreement remains in effect. This irrevocable proxy automatically shall be assigned to any successor distributor for the Trust with respect to any Fund if the Distributor ceases to act as principal underwriter to that Fund. The Distributor may assign this irrevocable proxy to a successor principal underwriter of the Trust with written notice to the Participant. In the event that applicable Law prevents such assignment, or deems such power of attorney and proxy to expire due to the passage of time, the Participant hereby agrees to execute and deliver such additional documentation as may be necessary to cause the Distributor, or a successor principal underwriter (as applicable), to serve as its attorney and proxy for the purposes discussed in this Agreement.

10.         INDEMNIFICATION; LIMITATION OF LIABILITY

This Section 10 shall survive the termination of this Agreement.

a.                   The Participant hereby agrees to indemnify and hold harmless the Distributor, Trust, Funds, Transfer Agent and their respective subsidiaries, Affiliated Persons, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Participant-Indemnified Party”) from and against any loss, liability, cost and expense (including reasonable attorneys’ fees, collectively “Losses”) incurred by such Participant-Indemnified Party as a result of (i) any breach by the Participant of any provision of this Agreement; (ii) any failure on the part of the Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Participant to comply with applicable Law; (iv) representations by any Distributor-Indemnified Party or any Participant Client about the Shares or any Participant-Indemnified Party (including the Trust and/or Fund(s)) that is not included in the Trust’s then-current Prospectus; (v) any untrue statement or alleged untrue statement of a material fact contained in any Section 8.b Materials or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading to the extent that such statement or omission relates to the Shares or any Participant-Indemnified Party unless, in either case, such representation, statement or omission was included by the Participant at the written direction of the Trust or the Distributor or taken verbatim (in context and without omission) from the Prospectus or marketing material approved by the Distributor and the Trust; and (vi) actions of such Participant-Indemnified Party in reliance upon any instructions issued to the Trust, the Distributor or the Transfer Agent reasonably believed by any of them to be genuine and to have been given by the Participant or an Authorized Person. The foregoing shall not apply to any Losses incurred by any Participant-Indemnified Party arising out of any Participant-Indemnified Party’s own fraud, bad faith, willful misconduct, gross negligence or reckless disregard of its duties hereunder.

b.                   The Distributor hereby agrees to indemnify and hold harmless the Participant, its respective subsidiaries, Affiliated Persons, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor-Indemnified Party”) from and against any Losses incurred by such Distributor-Indemnified Party as a result of (i) any breach by the Distributor of any provision of this Agreement; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable Law; (iv) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, other than any statement made or omitted in reliance upon information provided to the Distributor, the Trust or any other person on behalf of the Trust or the Fund by a Distributor-Indemnified Party in writing and (v) actions of such Distributor-Indemnified Party in reliance upon any instructions reasonably believed by the Participant to be genuine and to have been given by the Distributor. The foregoing shall not apply to any Losses incurred by any Distributor-Indemnified Party arising out of any Distributor-Indemnified Party’s own fraud, bad faith, willful misconduct, gross negligence or reckless disregard of its duties hereunder.

c.                   Notwithstanding anything to the contrary in this Agreement, the Distributor, the Transfer Agent and the Fund will not indemnify the Participant for any violations of the U.S. federal or state securities laws (or other applicable Law) committed by the Participant through its failure to deliver a Prospectus in connection with the offer or sale of Shares and for any oral or written representation or warranty by Participant that is not contained in the Prospectus.

d.                   Notwithstanding anything to the contrary in this Agreement, none of the Participant, Distributor, Trust or Transfer Agent shall be liable to each other for any Losses under this Agreement arising out of (i) mistakes or errors in data provided in connection with Orders, except for data provided by the other or (ii) mistakes or errors by or out of interruptions or delays of communications with a service provider to the Trust.

e.                   Each of the Participant, Distributor and Transfer Agent undertakes to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement.

f.                    In the absence of fraud, bad faith, gross negligence, willful misconduct, or reckless disregard on its part, neither the Distributor nor the Transfer Agent, whether acting directly or through agents or attorneys, shall be liable for any action taken or omitted, or for any error of judgment made, in the performance of their duties hereunder.

g.                   In no event shall any Party be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall any Party be liable under this Agreement to another Party for the acts or omissions of the CNS Clearing Process, DTC, NSCC, the Custodian or any securities depository, clearing corporation, exchange or communications service.

h.                   None of the Distributor, the Transfer Agent or the Trust shall be liable for any failure or delay in the performance of its obligations or those of its agents under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation: acts of God; earthquakes; extreme weather events, including blizzards, hurricanes, tornados thunder storms, fires and floods; wars; civil or military disturbances; blackouts; terrorism; breakdowns in communications systems; riots; loss or malfunction of utilities or computer or internet services; labor disputes; acts of any civil, military or governmental authority.

i.                    Neither the Transfer Agent nor the Distributor shall be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

11.         TRUST AS THIRD PARTY BENEFICIARY

The Distributor and the Participant acknowledge and agree that this Agreement is entered into for, among other things, the benefit of the Trust and the Funds and intend that the Trust, on behalf of the Funds, shall be a third-party beneficiary of this Agreement and entitled to enforce all of the terms hereof, including, without limitation, the rights granted in its favor and in favor of the Distributor, Transfer Agent or Custodian under this Agreement.

12.         NOTICES

All notices, communications, requests and demands to or upon the Parties in connection with this Agreement, to be effective, shall be in writing and hand delivered or sent by mail, facsimile or email. Notices, if sent by mail shall be sent postage prepaid via certified, registered or FedEx (or similar), or if sent by facsimile subject to confirmed facsimile transmission, or if sent by email subject to confirmed delivery status notification. Notices shall be deemed to have been duly given or made immediately when delivered by hand, three Business Days after being deposited in the mail, or when sent if sent by facsimile or email, provided that such notices are addressed as follows, unless another address has been designated by a Party in writing. (A change in a Party’s contact information below in accordance with this Section shall not be deemed as an amendment to this Agreement.) Notwithstanding this Section 12, delivery of any amendment to the Prospectus or Participant Supplement shall be made via email to the Authorized Persons listed on Annex B.

DISTRIBUTOR:	PARTICIPANT:
Attn:	Attn:
Telephone:	Telephone:
Facsimile:	Facsimile:
Email:	Email:
TRANSFER AGENT:	IF TO THE TRUST:
Attn:	Attn:
Telephone:	Telephone:
Facsimile:	Facsimile:
Email:	Email:

13.         COMMENCEMENT OF TRADING

The Participant may not submit an Order pursuant to this Agreement until five Business Days after effectiveness of this Agreement or a date agreed upon by the Distributor and the Participant; provided, however, that this Agreement shall be immediately effective if the execution of this Agreement supersedes another Authorized Participant Agreement among the Parties that is currently in effect.

14.         DEFINITIONS

The capitalized terms used in this Agreement are defined as follows. Any capitalized terms used herein that are not defined shall have the meaning set forth in the Prospectus or in the Participant Supplement. The terms defined below shall include the plural or singular thereof as the context may require.

a.                   “1933 Act” means the Securities Act of 1933, as amended.

b.                   “1934 Act” means the Securities Exchange Act of 1934, as amended.

c.                   “1940 Act” has the meaning provided in the recitals.

d.                   “Affiliated Person” shall have the meaning given to it by Section 2(a)(3) of the 1940 Act, subject to such exemptions as may be granted by the SEC by any rule, regulation or order applicable to the Trust or its investment adviser.

e.                   “Agreement” has the meaning set forth in the preamble hereto.

f.                    “Authorized Person” means a person that is authorized to give instructions relating to any activity contemplated by this Agreement, or any other notice, request or instruction, on behalf of the Participant.

g.                   “Beneficial Owner” shall have the meaning given to it by Rule 16a-1(a)(2) of the 1934 Act.

h.                   “Business Day” shall mean each day the New York Stock Exchange is open for regular trading and may include any other day that the national securities exchange where Shares are listed is open for regular trading.

i.                    “Cash Balancing Amount” means, (1) in the case of a purchase of a Creation Unit, an amount of cash equal to the difference between the total aggregate value of the Deposit Instruments and the aggregate NAV of the Creation Unit, including any cash in lieu amounts; and (2) in the case of a redemption of a Creation Unit, an amount of cash equal to the difference between the aggregate NAV of the Creation Unit being redeemed and the total aggregate value of the Redemption Instruments delivered by the Fund in consideration for the Creation Unit, including any cash in lieu amounts.

j.                    “Cash Component” means an amount of cash sufficient to pay any applicable transaction fee, redemption fee and any additional fixed and/or variable charges applicable to purchase or redemption transactions effected fully or partially in cash (when, in the sole discretion of the Trust, cash transactions are available or specified), in each case, as disclosed in the Prospectus for the applicable Fund. Without limiting the generality of the foregoing, the term “Cash Component” shall also include any fees, costs and expenses (including, without limitation, reasonable attorneys fees) incurred by a Fund in taking possession of, liquidation of, or other use of any collateral posted in lieu of delivery of Deposit Instruments or Shares.

k.                   “CNS Clearing Process” means the applicable clearing process specified for any Fund, including but not limited to those effected through the facilities of DTC, the Federal Reserve System, the CNS System, Euroclear, the Custodian, local subcustodians and/or any subset or combination thereof.

l.                    “CNS System” means the Continuous Net Settlement clearing processes of NSCC.

m.                 “Code” means the Internal Revenue Code of 1986, as amended.

n.                   “Contractual Settlement Date” means the date as specified in the Prospectus or in the Participant Supplement upon which delivery of Deposit Instruments, Shares and/or any Cash Balancing Amount and/or Cash Component, as applicable, must be made by the Participant to the Trust.

o.                   “Creation Unit” means an aggregation of a specified number of Shares as stated in the Prospectus for the applicable Fund.

p.                   “Custodian” means [State Street Bank and Trust Company] or such other custodian as the Trust may appoint from time to time.

q.                   “Deposit Instruments” means the in-kind basket of designated equity or fixed-income securities or other financial instruments to be deposited by Participant in connection with the purchase of a Creation Unit, as determined from time to time in the sole discretion of the Trust or its agents.

r.                    “Distributor” has the meaning set out in the preamble hereto and shall apply to any other distributor as the Trust may appoint from time to time.

s.                    “DTC” means The Depository Trust Company.

t.                    “DTC Participant” means a person that is eligible and authorized to participate in the DTC direct registration system.

u.                   “ETF Exemptive Relief” means the exemptive relief provided by the SEC in Rule 6c-11 for the operation of ETFs.

v.                   “Federal Reserve System” means the central banking system of the United States.

w.                 “FINRA” means the Financial Industry Regulatory Authority, Inc.

x.                   “Fund” has the meaning set out in the recitals and may include Funds that are formed and offered after the date of this Agreement.

y.                   “Fund Information” has the meaning set out in Section 1(h) hereto.

z.                   “Law” means any rule, regulation, statute, order, ordinance, guideline, pronouncement, code or other legally enforceable requirement, including common law, state and federal laws or securities laws and laws of foreign jurisdictions and, with respect to a Party, the rules and regulations of any SRO of which such Party or, to the extent relevant to the performance of a Party’s obligations under this Agreement, such Party’s Affiliated Person, is a member, or securities market on which Shares are listed.

aa.                “Losses” has the meaning set out in Section 10(a) hereto.

bb.               “NAV” means net asset value per Share, as used in Rule 22c-1 under the 1940 Act.

cc.                “NSCC” means the National Securities Clearing Corporation.

dd.               “Orders” means either Purchase Orders or Redemption Orders or both, as the context requires.

ee.                “Participant” has the meaning set out in the preamble hereto.

ff.                  “Participant Client” means any party on whose behalf the Participant acts in connection with an Order (whether a customer or otherwise).

gg.               “Participating Party” means a Participant who is a member of the NSCC and a participant in the CNS System.

hh.               “Participant Supplement” means the handbook and other supplemental materials that may accompany, or be made available in connection with, this Agreement, whether in an electronic format accessible via the internet or otherwise, that provide more detailed or additional procedures, as they may be amended from time to time in the sole discretion of the Distributor, with respect to a Participant’s transactions in Creation Units. The Participant Supplement is incorporated by reference into this Agreement and hereby made a part of it.

ii.                  “Party” means the Distributor, the Participant and the third-party beneficiary named in Section 11 hereto.

jj.                  “Pin Number” has the meaning set out in Section 5(c) hereto.

kk.               “Portfolio Deposit” means the requisite Deposit Instruments and, if applicable, a Cash Balancing Amount.

ll.                  “Prospectus” means each Fund’s current prospectus, any prospectus supplement and the statement of additional information included in the Trust’s effective registration statement, as supplemented and/or amended from time to time, the contents of which are hereby incorporated into this Agreement by reference.

mm.           “Purchase Order” means an irrevocable order to purchase one or more Creation Units by a Participant.

nn.               “Redemption Instruments” means the in-kind basket of designated equity or fixed-income securities or other financial instruments to be received by Participant in connection with the redemption of a Creation Unit, as determined from time to time in the sole discretion of the Trust or its agents.

oo.               “Redemption Order” means an irrevocable order to redeem one or more Creation Units by a Participant.

pp.               “Rule 144A Security” has the meaning set forth in Section 2.f hereof.

qq.               “SEC” means the U.S. Securities and Exchange Commission.

rr.                  “Security Breach” has the meaning set out in Section 5.c hereof.

ss.                 “Shares” has the meaning set out in the recitals and shall refer to (i) shares of beneficial interest for a Trust, or series thereof, organized as a business, statutory or similar trust or as a partnership and (ii) shares of common stock for a Trust organized as a corporation.

tt.                  “SRO” means any self-regulatory organization as such term is defined under the 1934 Act.

uu.               “Transfer Agent” means [ ] and shall apply to any other transfer agent as the Trust may appoint from time to time.

vv.               “Trust” means the registered investment company or companies listed on Annex A, as such Annex A may be amended or supplemented from time to time by the Distributor and, upon reasonable efforts by the Distributor, provided to the Participant. To the extent more than one Trust is listed on Annex A hereto, this Agreement shall apply to each Trust individually and all references to the “Trust” shall include each Trust as if such Trust was specifically named in the body of this Agreement.

15.         INCORPORATION BY REFERENCE AND PROSPECTUS CONTROLLING

The Participant acknowledges receipt of the Participant Supplement, represents that it has reviewed such document and understands the terms thereof, and further acknowledges that the information and procedures contained therein are incorporated herein by reference. The Participant also acknowledges and agrees that the Prospectus for each Fund may contain, among other things, Procedures relating to the creation and redemption of Shares. The Participant hereby acknowledges and agrees that it has the responsibility of reviewing and obtaining familiarity with the Prospectus for the Shares of each Fund in which it transacts. In the event that any information contained in the Participant Supplement is in conflict with the information disclosed in the Prospectus for a Fund, the information contained in the Prospectus shall be controlling.

16.         EFFECTIVENESS, TERMINATION, AMENDMENT AND ASSIGNMENT

This Agreement shall become effective upon delivery to and execution by the Parties. This Agreement may be terminated immediately pursuant to any automatic termination provision included herein or at any time by any Party upon sixty (60) days’ prior written notice to the other Parties and may be terminated earlier by a Party at any time in the event of a breach by another Party of any provision of this Agreement or the Procedures. This Agreement supersedes any prior such agreement of the same subject matter between or among the Parties, including without limitation all prior authorized participant agreements with respect to the Trust. This Agreement may not be amended except by a writing signed by all the Parties hereto. For the avoidance of doubt, it is acknowledged and agreed that changes in the Procedures shall not be considered an amendment to this Agreement and shall be effective immediately. This Agreement may not be assigned by the Participant, except in connection with the sale of all or substantially all of the Participant’s business to another party. In the event that another principal underwriter replaces the Distributor as the principal underwriter of the Trust or a Fund, this Agreement will be deemed to be assigned by the Distributor to such replacement principal underwriter upon notice to, but without any further consent of, the Participant or the Distributor.

17.         ACKNOWLEDGEMENT

The Participant acknowledges receipt of the Prospectus and the Participant Supplement, represents it has reviewed the Prospectus and the Participant Supplement, understands the terms thereof, and it further acknowledges that the Procedures contained therein are incorporated herein by reference.

18.         GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. THE PARTIES IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE AND/OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK CITY AND THE APPELLATE COURTS THEREFROM OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

19.         DELEGATION

It is acknowledged and agreed by the Parties that any action contemplated to be taken by the Trust (including on behalf of itself or any Fund), in the sole discretion of the Trust, may be taken or accomplished by a designee of the Trust.

20.         COUNTERPARTS; SEVERANCE

This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supranational body or authority or regulatory organization or SRO to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement so long as this Agreement, as so modified, continues to express, without material change, the original intention of the Parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits, obligations or expectations of the Parties to this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of __________.

FEDERATED SECURITIES CORP. By:_______________________________________ Name: Paul A. Uhlman Title: President	[PARTICIPANT] By: ______________________________________________ Name: Title:
Accepted by: STATE STREET BANK AND TRUST COMPANY, as Transfer Agent By: ______________________________________________ Name: Title:

ANNEX A

LIST OF TRUSTS AND THEIR SEPARATE SERIES (FUNDS)

1.            Federated Hermes ETF Trust, a Delaware statutory trust, consisting of the following series:

a.                   Federated Hermes Short Duration Corporate ETF

b.                   Federated Hermes Short Duration High Yield ETF

c.                   Federated Hermes Total Return Bond ETF

ANNEX B

CERTIFICATE DESIGNATING AUTHORIZED PERSONS

The following employees of [NAME OF PARTICIPANT] (each, an “Authorized Person”) are authorized, in accordance with the Authorized Participant Agreement between [NAME OF PARTICIPANT] and Federated Securities Corp., as such Agreement may be amended from time to time, to act as agent of [NAME OF PARTICIPANT] to submit purchase and redemption orders (“Orders”) on behalf of [NAME OF PARTICIPANT] and to give instructions or any other notice or request on behalf of [NAME OF PARTICIPANT] with respect to such Orders or any other activity contemplated by the Authorized Participant Agreement.

SECTION A - List of Current Authorized Persons

Name: e-mail Address: Telephone: Fax:	Name: e-mail Address: Telephone: Fax:
Name: e-mail Address: Telephone: Fax:	Name: e-mail Address: Telephone: Fax:

SECTION B - List of Changes to Authorized Persons

The following persons who were not designated as Authorized Persons on Participant’s previous Certificate have been added as Authorized Persons:	The following persons who were included on Participant’s previous Certificate are no longer Authorized Persons:
Column 1	Column 2
1.	1.
2.	2.
3.	3.
4.	4.

The undersigned, [name of secretary or authorized officer], [title] of [name of PARTICIPANT], does hereby certify that the persons listed in Section A and Column 1 of Section B have been duly authorized to act as Authorized Persons pursuant to the Authorized Participant Agreement.

By:_______________________________________

Name:

Title:

Date: